FORM OF FUTURE PAYMENTS AGREEMENT



              THIS FUTURE PAYMENTS AGREEMENT (this "Agreement") dated as of this ____ day of _____________, 1996 by and among Chartwell Canada Corp., a Delaware corporation ("Owner"), having an office at 605 Third Avenue, 23rd Floor, New York, New York, United States 10158, Syndicated Capital Properties Inc., an Ontario corporation ("Agent" or "Syndicated") having an office at 5940 MacLeod Trail South, Suite 209, Calgary, Alberta, Canada P2H 2G4, acting not for itself but solely as nominee for the benefit of Capital Properties Limited Partnership, an Ontario limited partnership ("CPLP"), having an office at 5940 MacLe-od Trail South, Suite 209, Calgary, Alberta, Canada T2H 2G4, and CPLP.


                              W I T N E S S E T H:


              WHEREAS, the individuals identified on Schedule A annexed hereto, being the holders of the Class A Units and Class B Units, are the limited partners (the "Limited Partners"), and together with Syndicated are the persons owning all of the legal interests in CPLP and are the sole partners of CPLP;

              WHEREAS, pursuant to a certain contract of sale dated as of July___, 1996 (the "Purchase Agreement"), CPLP has sold substantially all of its assets (the "CPLP Assets") to Owner in consideration for a sum certain payable at closing (the "Closing Payment") and certain conditional payments ("Future Payments") as, if and when provided herein;

              WHEREAS, in accordance with the terms and conditions of the Purchase Agreement, CPLP and Syndicated have made certain representations, warranties, covenants and agreements with Owner, the breach of which results in certain indemnification obligations as and to the extent provided in the Purchase Agreement;

              WHEREAS, CPLP and the Limited Partners have agreed that all Future Payments are subject to offset for the Indemnification Obligations (hereinafter defined) as and to the extent set forth herein; and

              WHEREAS, the parties hereto have agreed to set forth their respective rights, covenants and obligations with respect to Future Payments and Indemnification Obligations, all as more particularly set forth herein.

              NOW, THEREFORE, in consideration for the mutual promises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


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              1. Certain  Definitions.  The following  capitalized  terms shall have the ---------------------- meaning set forth below:

              (a) "Capital Proceeds Participation Payment" means the amount payable to Agent, solely as nominee for CPLP, in accordance with the Capital Proceeds Participation Payment Calculation, as Capital Proceeds Participation, less any accrued and unpaid Indemnification Obligations.

              (b) "Capital Proceeds Participation Payment Calculation" means the manner in which a Capital Proceeds Participation Payment is determined with respect to each Capital Proceeds Transaction, as follows:

                  (i) Step 1: determine Net Capital Proceeds;

                  (ii) Step 2: subtract the lesser of (x) Net Capital  Proceeds or (y) accrued and unpaid NLC Preferred Return;

                  (iii) Step 3: if any Net Capital  Proceeds  remain,  subtract the NLC Debt/Equity Investment (such amount, as so reduced, the "Capital Proceeds Participation Cash");

                  (iv) Step 4: if there is Capital Proceeds  Participation Cash remaining, then an amount equal to twenty-five (25%) percent thereof shall be defined as the "Capital Proceeds Participation" for such Capital Proceeds Transaction.

              (c) "Capital Proceeds Transaction" means (i) the closing of any debt, equity or other financing transaction to which Owner is a party, and which is not in the ordinary course of Owner's business in which Owner realizes cash or equivalent proceeds, including, without limitation, the sale of any of the CPLP Assets, except to the extent any such debt, equity or other financing transaction constitutes NLC Debt/Equity Investment, or (ii) Owner's receipt of insurance proceeds or expropriation awards with respect to CPLP Assets, if but only if Owner has elected, in its sole discretion, to not use such proceeds or awards to rebuild or replace the asset or assets that are the subject of such casualty or expropriation.

              (d)  "Capital  Tax"  means,   in  the  first   instance   without
duplication, any federal or provincial tax paid by Owner or NLC Lender (as hereinafter defined) which is determined with reference to Owner's capital with respect to the CPLP Assets, including, without limitation, taxes payable by Owner under Part I.3 of the Income Tax Act (Canada), Part IV of the Taxation Act (Quebec), Part III of the Corporations Tax Act (Ontario), the Corporation Capital Tax Act (Manitoba), the Corporation Capital Tax Act (Saskatchewan), the Corporation Capital Tax Act (British Columbia) and any other similar federal or provincial legislation.




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          (e) "Capital Transaction Date" shall mean the date on which
Owner receives the proceeds from a Capital Proceeds Transaction (i.e., the closing thereof).

          (f) "Cash Flow Participation Payment" means the amount payable to Agent, solely as nominee for CPLP, in accordance with the Cash Flow Participation Payment Calculation, as Cash Flow Participation, less any accrued and unpaid Indemnification Obligations.

          (g) "Cash Flow Participation Payment Calculation" means the manner in which a Cash Flow Participation Payment is determined, as follows:

                    (i) Step 1: determine Net Available Cash as of the last day of any fiscal year of Owner commencing with December 31, 1996 and each December 31st thereafter (for each such calculation, a "Reference Date");

                   (ii) Step 2: subtract an amount equal to the NLC Preferred Return attributable to the period for which Net Available Cash is determined (such period, being the period commencing on the day after the immediately preceding Reference Date (or the closing date under the Purchase Agreement in the case of the first Reference Period) and ending on the subject Reference Date, is defined as a "Reference Period"), as well as previously unpaid and accrued NLC Preferred Return, less any payments and/or credits in respect of the NLC Preferred Return made in connection with Capital Proceeds Participation Payment distributable during such Reference Period;

                  (iii) Step 3: subtract an amount equal to the Capital Taxes paid during such Reference Period less the Net Capital Tax Savings realized during such Reference Period (such amount, as so reduced, the "Cash Flow Participation Cash");

                  (iv) Step 4: determine an amount (the "First Split") as follows:

                       1. If the Cash Flow Participation Cash is greater than or equal to $600,000, then the First Split shall be $600,000.

                       2. If the Cash Flow Participation Cash is less than $600,000 and the Reference Period is either the 1997 or 1998 year, then the First Split shall be an amount equal to the greater of the Cash Flow Participation Cash or:

                            (A) For the Reference Period ending December 31, 1997, $200,000;

                            (B) For the Reference Period ending December 31, 1998, $400,000:

                       3. In all other circumstances, the First Split shall equal the Cash Flow Partic- ipation Cash;



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         provided,  however,  notwithstanding  the  foregoing,  solely  for the
         Reference Period ending on December 31, 1996, the amount determined by reference to subclauses 1 or 3, as applicable, of this Step 4 shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of days in such Reference Period and the denominator of which is 365.

                    (v) Step 5: if there is Cash Flow Participation Cash remaining after subtracting the First Split (such amount, if any, is defined as the "Remaining Balance"), divide the Remaining Balance into two categories, (A) the first being an amount (the "Intermediate Split") equal to the lesser of $1,800,000 and the Remaining Balance and (B) the second being an amount (the "Final Split") equal to the Cash Flow Participation Cash above $2,400,000, if any; and

                   (vi) Step 6: add the First Split plus sixteen (16%) percent of the Intermediate Split plus twenty-five (25%) percent of the Final Split; and

                  (vii) Step 7: deduct an amount equal to (x) the sum of all Canadian income taxes (whether at the federal, provincial or local level) paid by Owner during such Reference Period, less (y) actual United States income tax benefits received by Owner during such Reference Period from the payment of Canadian income taxes previously or currently taken into account pursuant to this Step 7, without duplication for benefits previously taken into account times (z) a fraction, the numerator of which is the amount calculated in Step 6 above and the denominator of which is the amount calculated in Step 1 above. Such amount shall be defined as the "Cash Flow Participation" with respect to such Reference Period.

          (h) "FF&E Reserves" shall mean a reserve which shall be established by Owner in an amount equal to: (i) three (3%) percent of Owner's revenues from operations ("Operating Cash") for the first Reference Period; (ii) three and one-half (3-1/2%) percent of Operating Cash for the second Reference Period;
(iii) four and one-half (4-1/2%) percent of Operating Cash for the third Reference Period; and (iv) five (5%) percent of Operating Cash for each Reference Period thereafter.

          (i) "Indemnification Obligations" means all indemnification obligations or other amounts payable to Owner under that certain indemnification agreement dated as of the date hereof between Owner, NLC and NL Hotels, Inc., on the one hand, and CPLP, Agent, Royco Hotels & Resorts, Ltd. and NRG Management Services Inc., on the other hand (the "Indemnification Agreement"), the Indemnification Agreement, the Purchase Agreement or any of the other agreements executed in connection with the transactions contemplated by the Purchase Agreement, together with interest at the Interest Rate on the accrued and outstanding amount thereof from time to time, calculated from a date which is sixty (60) days following the date each claim is made by Owner for indemnification until the date such claim is paid.



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          (j)  "Interest  Rate"  shall mean a rate per annum  equal to thirteen
(13%) percent.

          (k) "Mortgage Debt" shall mean the Assumed Debt, the Assigned Debt and all arms' length financings secured by mortgages, charges, security interests, liens, hypothecations and other encumbrances on the CPLP Assets, provided, further, that the Assigned Debt (as such term is defined in the Purchase Agreement) shall be reduced to reflect a principal balance outstanding of not more than $87,630,0001, bearing a contract rate of interest of thirteen (13%) percent calculated and compounded annually, and other customary terms.

          (l) "Mortgage Note" means the mortgage note to be entered into between Owner and NLC Lender with respect to the Assigned Debt substantially in the form annexed hereto as Exhibit A which mortgage note shall not be amended by Owner resulting in an Event of Default thereunder.

          (m) "Net Available Cash" means, as of a Reference Date, Owner's net cash flow with respect to the Reference Period ending on such Reference Date, taking into account (I) all of the Owner's revenues actually received/collected from the CPLP Assets, including, without limitation, operations, sale of assets, insurance recoveries, condemnation awards and financings, but specifically excluding (1) capital contributions, loan proceeds or other fundings made and/or incurred by Owner included within the definition of NLC Debt/Equity Investment and (2) Net Capital Proceeds relating to the CPLP Assets (collectively, "Operating Revenue") less (II) an amount ("Operating Expenses") equal to the sum of:

          (i) all cash outlays (including, without limitation, all operating expenses incurred with respect to the CPLP Assets, interest on Mortgage Debt (other than interest payable pursuant to the Mortgage Note or the Assigned
Debt) notional interest at 9% on all reductions in the NLC Debt/Equity Investment as provided in Section 1(q) herein, but only to the extent that New Third Party Debt (as hereinafter defined) has not been incurred, plus an additional amount for amortization payments on Mortgage Debt other than amortization payments required pursuant to the Mortgage Note or the Assigned
Debt) and other costs and expenses incurred or accrued by Owner, including, without limitation, any reasonable accounting costs or other costs incurred in order to comply with Canadian and United States securities laws or other laws in respect of the payment obligations set forth in this Agreement, during such Reference Period, as well as actual out-of-pocket costs incurred with arms-length third parties to hedge or otherwise protect Owner's return on investment in U.S. Dollars, not to exceed twenty-five (25%) percent of an amount equal to the lesser of (x) $200,000 in respect of any single year's attributable hedging or currency fluctuation protection costs, and (y) what Owner is contractually

--------

1 To be adjusted to include Transaction Costs paid by Owner or its Affiliates (as de- fined in the Purchase Agreement).



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         ally obligated to spend in respect of such year (e.g., if Owner spends
         $800,000 to contract in respect of a four (4) year hedge or other currency fluctuation protection agreement in year 1 and spends $0 in each of years 2, 3 and 4, Owner may claim hedging costs/investment protection of $200,000 in each of years 1, 2, 3 and 4);

                  (ii) the FF&E Reserve; plus

                  (iii) any transfers, sales or other taxes (including, without limitation, property taxes and business taxes), other than land transfer tax and U.S. and Canadian income taxes and Capital Tax, payable by Owner with respect to the CPLP Assets;

         provided, however, for the avoidance of doubt, (A) except as expressly provided in 1(m)(II)(i) hereof, in no event shall (1) the NLC Preferred Return, (2) any other payments (including debt payments or repayments) on account of the NLC Debt/Equity Investment, the Mortgage Note or the Assigned Debt or (3) any expenses unrelated to the business of financing, owning and operating the CPLP Assets be deducted in calculating Net Available Cash; (B) prepaid expenses shall not reduce Net Available Cash, however, prepaid expenses from a prior Reference Period shall be appropriately deducted when determining Net Available Cash for the current Reference Period; and (C) Net Available Cash shall not include Net Capital Proceeds.

                  (n) "Net Capital Proceeds" means the proceeds realized by Owner from any Capital Proceeds Transaction, net of: (i) expenses incident to such Capital Proceeds Transaction; and (ii) amounts required to be paid out of such proceeds in satisfaction of Mortgage Debt.

                  (o) "Net Capital Tax Savings" means, with respect to any Reference Period, the actual savings received by Owner as a result of applying Capital Tax paid by Owner during such Reference Period or a prior Reference Period against U.S. and Canadian income tax obligations of Owner at the federal, state, provincial and local level with respect to any Reference Period and not previously taken into account.

                  (p) "NLC Debt/Equity Investment" means the aggregate debt/equity investment by Owner and its affiliates (including, without limitation, Owner and Bear Financial Corp., a Delaware corporation ("NLC Lender")) from time to time and all other amounts expended, made or paid (A) to acquire, own, operate, maintain, finance (including, without limitation, but without duplication of other costs and expenses previously included in calculating the NLC Debt/Equity Investment from time to time, the payment of principal and interest on indebtedness incurred with respect to the CPLP Assets) and dispose of the CPLP Assets (including any minority interests relating to the CPLP Assets), including, without limitation, (i) amounts expended in respect of Capital Taxes for any Reference Period less Net Capital Tax Savings for such Reference Period (but only to the extent that (1) Capital Taxes less Net Capital Tax Savings for such Reference Period are not deductible under Section 1(g)(iii) hereof or (2) for the



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Reference Period ending (x) December 31, 1997 Cash Flow  Participation  Cash is
less than $200,000 or (y) December 31, 1998 Cash Flow Participation Cash is less than $400,000), (ii) amounts expended in respect of capital improvements,
(iii) amounts funded for Working Capital needs which are not normally expended from the FF&E Reserve or which exceed the FF&E Reserve, (iv) Accrued Benefits (as defined in the Purchase Agreement) not reflected in the Working Capital Adjustments made pursuant to Section 6 of the Purchase Agreement, but only to
the  extent  such  Accrued   Benefits   relate  to  the  period  prior  to  the
Apportionment Date (as such term is defined in the Purchase Agreement), and (v) costs incurred resulting from uninsured losses; provided, however, any sums otherwise includable as NLC Debt/Equity Investment pursuant to this Section 1(p)(A) shall not be included when calculating the NLC Debt/Equity Investment to the extent the source of such amounts was Operating Revenue or working capital contributions previously included as NLC Debt/Equity Investment and (B) satisfying CPLP obligations and the costs and expenses, howsoever defined or denominated, of closing the transactions contemplated under the Purchase Agreement, including, without limitation, all closing costs (including, without limitation, assuming certain obligations and liabilities of CPLP) incident to the Purchase Agreement, payment of the Purchase Price and the Additional NLC
Debt/Equity, purchasing the Assigned Debt (together with costs of realization in respect of any of the security encumbered by the Assigned Debt in order to obtain for NLC Lender fee simple title to the hotels and their appurtenant real estate free and clear of any third party interests or encumbrances whatsoever), satisfying pre-closing claimants and creditors whose claims were not fully adjusted in the Working Capital Adjustment, to the extent NLC determines in its sole discretion (but without obligation) to do so, and Environmental Cleanup Costs (as such term is defined in the Purchase Agreement). Monies paid or deemed paid to Owner or NLC Lender or their affiliates out of Net Available Cash or from Net Capital Proceeds shall not reduce the NLC Debt/Equity Investment unless, and only to the extent that, funds are withdrawn from the working capital of the Business (as such term is defined in the Purchase Agreement). For the avoidance of doubt, there shall be no reduction in the NLC Debt/Equity Investment upon foreclosure by NLC Lender unless and to the extent proceeds from an unaffiliated third-party are realized by NLC Lender.

          (q) "NLC Preferred Return" means a preferred return on the NLC Debt/Equity Investment, calculated at a rate of thirteen (13%) percent per annum, compounded annually; provided, however, that solely for purposes of calculating the NLC Preferred Return, and not otherwise, the NLC Debt/Equity Investment shall be deemed reduced dollar for dollar from and after January 1, 1999 (such reduction not to exceed $45 million (CDN) in any event) if and to the extent that Mortgage Debt (excluding the Assumed Debt and the Assigned Debt, such new debt, the "New Third Party Debt") has not been incurred by Owner, directly or indirectly; provided, however, that both the dollar for dollar and the maximum $45,000,000 (CDN) reduction in the NLC Debt/Equity Investment as herein provided shall be multiplied by a fraction, the numerator of which is equal to the amount of the NLC Debt/Equity Investment funded by NLC and its affiliates at closing remaining from time to time, and the denominator of which is the said NLC Debt/Equity Investment funded at closing. Any amounts in respect



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of the  NLC  Preferred  Return  not  paid or  deemed  to be  paid  pursuant  to paragraphs 1(b) and 1(g) hereof during or within ninety (90) days of any Reference Period shall accrue and be added to the principal amount of the NLC Debt/Equity Investment as of the end of the previous Reference Period (such amounts earning a NLC Preferred Return together with the existing NLC Debt/Equity Investment).

          2. Future Payments. (a) Owner shall deliver to Agent, solely as agent for CPLP, a Cash Flow Participation Payment once per annum within ninety (90) days after the end of each Reference Period; each payment to be made in respect of such Reference Period, together with a statement, audited by Owner's third party accountants, setting out in reasonable detail the calculation of Net Available Cash and the Cash Flow Participation Payment.

          (b) Owner shall deliver to Agent, solely as agent for CPLP, a Capital Proceeds Participation Payment with respect to each Capital Transaction within sixty (60) days after each Capital Transaction Date, together with a statement, certified by Owner's third party accountants, setting out in reasonable detail the calculation of Net Capital Proceeds and the Capital Proceeds Participation Payment.

          (c) Any amounts in respect of a Cash Flow Participation Payment not paid within 90 days of the last day of the relevant Reference Period or any amounts with respect of the Capital Proceeds Participation Payment not paid within 60 days of the Capital Transaction Date, in both instances shall bear interest at the Interest Rate from the end of the relevant Reference Period or Capital Transaction Date, as the case may be, until paid.

          (d) Any errors or omissions in computing Cash Flow Participation Payments or Capital Proceeds Participation Payments after the end of each Reference Period or after the applicable Capital Transaction Date, as the case may be, shall be corrected promptly upon discovery thereof and (x) if CPLP is due additional funds, then such additional funds shall be added to the next payments hereunder, provided that if there is an error or omission of greater than 5%, then such additional funds shall be delivered to CPLP within 60 days upon discovery of such error, and (y) if Agent, on behalf of CPLP, received funds in excess of what was due CPLP hereunder, such funds shall be withheld from the next distributions due to Agent, on behalf of CPLP, hereunder.

          3. Termination of Agreement. (a) At any time after December 31, 2000 but prior to the twelfth (12th) anniversary of the closing, Owner may, in its sole and absolute discretion, by delivery of notice in writing (a "Termination Notice") to Agent, on behalf of CPLP, of its intention to pay a Termination Payment in accordance with the provisions of this Agreement, followed, within sixty (60) days thereafter, by delivery to Agent, on behalf of CPLP, of a statement, certified by Owner's third party accountants, setting forth in reasonable detail the calculation of the Termination Payment, be entitled to elect to terminate its obligation to make Future Payments and terminate this Agreement upon payment to Agent, solely as agent



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for CPLP,  ratably  (i.e.,  in equal  installments)  over a  four-year  period, without interest, commencing within 60 days of the giving of such Termination Notice, of an aggregate amount (the "Termination Payment") equal to (x) 8.3 times the Cash Flow Participation Payment that would have been payable to
Agent, as agent for CPLP, if the Reference Period for the Cash Flow Participation Payments Calculation was the twelve (12) month period immediately preceding delivery of such Termination Notice by Owner electing to terminate this Agreement less (y) the sum of (i) $375,000 plus (ii) any unpaid Indemnification Obligations plus (iii) Environmental Cleanup Costs, but only to
the  extent   incurred  to  comply  with   present  or  future  laws  or  legal
requirements. The second, third and fourth installments of the Termination Payment shall be made not later than, respectively, the first, second and third anniversaries of the date the first installment is paid (each such date, a "Termination Payment Date"). For the avoidance of doubt, the Cash Flow Participation Payments referred to in this Section 3(a) exclude Capital
Proceeds Participation Payments for the Reference Period in question and, except for the Stub Cash Flow Participation Payment (defined below), there shall be no Cash Flow Distribution Payments made to Agent, on behalf of CPLP, during the four (4) year payment period for the Termination Payment.

          (b) In addition to the Termination Payment, together with delivery of the first installment, Owner shall pay to Agent, solely as agent for CPLP, an amount (the "Stub Cash Flow Participation Payment") equal to the Cash Flow Participation Payment which would have been due CPLP if the relevant Reference Period commenced on January 1st of the year in which the first installment of the Termination Payment is made and ended on the day immediately preceding the date on which such Termination Notice is given, pro rating all expenses, deductions and the like that would have been used to calculate the Cash Flow Participation Payment for a full year.

          (c) If Owner does not deliver to Agent, solely as agent for CPLP, the second, third and fourth installments of the Termination Payment on or prior to each respective Termination Payment Date, and does not then make such payment within five (5) business days after notice from Agent that such payment was not made when due, then such payment shall accrue interest at the Interest Rate from the date due until the date paid.

          (d)  Should  Owner  so  elect,   the  second,   third  and/or  fourth
installment payments may be prepaid at any time without premium, penalty or prior written notice of such intent to prepay.

          (e) It is acknowledged and agreed that despite giving a Termination Notice, the obligation to make the Termination Payment is revocable until, if and when the first installment payment thereof, together with any then due Stub Cash Flow Participation Payment, is made. If Owner does not make, or elects not to make, the first installment of the Termination Payment, together with such Stub Cash Flow Participation Payment, within such sixty (60) day



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period, then Owner may, at any time during or after such sixty (60) day period, in its sole and absolute discretion, deliver subsequent Notices of such intent to make the Termination Payment.

          (f) Upon payment of the aggregate Termination Payment and any then due Stub Cash Flow Termination Payment, Owner shall have no further obligation or liability to CPLP or the Limited Partners, and CPLP and the Limited Partners shall have no further obligation or liability for Indemnification Obligations or Environmental Clean-up Costs.

          4. NOTICES.

          (a) All notices  under this  Agreement  shall be written and shall be
(i) delivered personally with receipt acknowledged, (ii) sent by prepaid, internationally (in Canada and the United States) recognized overnight delivery service, or (iii) sent by telecopy or other facsimile transmission (following with next-day hard copy sent by prepaid, nationally recognized overnight delivery service).

          (b) All notices shall be deemed given when actually received or refused by the party to whom the same are directed. Any notice required to be sent under the terms of this Agreement shall be sent as follows:

                If to Agent or to CPLP, to the addresses first set forth above;
                Attention: Peter Sikora
                Telecopy: (403) 292-0922

                with a copy to:

                Brans, Lehun, Baldwin & Champagne
                120 Adelaide Street West
                Suite 1701
                Toronto, Ontario M5H 1T1
                Attention: Dennis M. Brans, Esq.
                Telephone: (416) 601-1040
                Telecopy: (416) 601-0655

                If to Owner, to the address first set forth above;
                Attention:  Martin L. Edelman
                Telecopy: (212) 867-4644




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                  with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York  10022
                  Attention:  Robert J. Wertheimer, Esq.
                  Telephone:  (212) 856-6910
                  Facsimile:  (212) 856-7808

          By giving to the other party at least 15 days written notice thereof, the parties hereto and their respective successors and assigns will have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each will have the right to specify as its address any other address.

          5. MISCELLANEOUS PROVISIONS

          (a) Governing Law. This Agreement has been entered into in the Province of Ontario, Canada and the federal laws of Canada applicable therein. This Agreement and all rights of the parties hereunder shall be governed by and construed in accordance with the internal law of the Province of Ontario without regard to principals of conflicts of laws.

          (b) Entire Agreement. This Agreement embodies and constitutes the entire understanding among the parties with respect to the matters herein contained, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. No waiver or modification of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

          (c) Captions. The captions in this Agreement are intended only for convenience of reference, do not constitute a part of this Agreement and shall not be construed to define, interpret, describe or limit the scope or intent of any provision of this Agreement.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

          (e) No Assignment. CPLP is, and is intended to be, the sole beneficiary of the right to receive Future Payments. There is no other right accorded to CPLP or the Limited Partners hereunder and, accordingly, the right to receive Future Payments may not be assigned to anyone other than CPLP and the current Limited Partners thereof, and CPLP covenants and agrees that all Future Payments shall be paid to the current Limited Partners. Any purported assignment, pledge, hypothecation or other purported transfer by CPLP or the Limited Partners shall be void ab initio; provided, however, Syndicated shall have the right to assign its rights



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



and obligations under this Agreement if the prior written consent of Owner is first obtained, which consent may be withheld in Owner's sole and absolute discretion.

          (f) No Waiver. No assent, express or implied, by either party to any breach of or default in any Term, covenant or condition herein contained on the part of the other to be performed or observed shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other Term, covenant or condition hereof.

          (g) Invalidity of Provisions. In the event that any one or more of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by the final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if it did not contain such phrases, sentences, clauses or paragraphs; provided, however, that the parties hereto shall endeavor in good faith to replace such invalid aspect with another that is valid and that insofar as possible manifests the intent of the parties.

          (h) Rights of Others. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.





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                  IN WITNESS WHEREOF,  the parties hereto have duly signed this
Future Payments Agreement as of the day and year first above written.


                                            OWNER:


                                            By:


                                            AGENT:


                                            By:


                                            CPLP:


                                            By:


                                    GUARANTY

         The undersigned hereby guarantees to CPLP the payment by Owner of the Future Payments provided for in Section 2 of the within agreement and the Termination Payment and the Stub Cash Flow Participation Payment provided for in Section 3 of the within agreement as, if and to the extent Owner is obligated to make such Future Payments or Termination Payments but does not do so within thirty (30) days after written notice of such default, and demand for payment, is made to Owner and the undersigned.


Dated: _________________________, 1996


                                         NATIONAL LODGING CORP. (Now known as
                                         Chartwell Leisure Inc. as of 8/8/96)
                                         a Delaware corporation


                                         By:




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